                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               PennzEnergy Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

               -------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 6, 1999

               -------------------------------------------------

                                                                  March   , 1999

DEAR SHAREHOLDER:

    You are cordially invited to attend the annual meeting of shareholders of PennzEnergy Company to be held at the Crystal Ballroom at The Rice, 909 Texas Avenue, Houston, Texas on May 6, 1999 at 10:00 a.m. For those of you who cannot be present at this 110th annual meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience, or by voting by telephone as described on the proxy card.

    On December 30, 1998, a restructuring of Pennzoil Company was completed. Pennzoil Company's marketing, manufacturing and fast oil change businesses were spun off and combined with Quaker State Corporation. That new company is named Pennzoil-Quaker State Company. Pennzoil Company has been renamed PennzEnergy Company and trades on the New York Stock Exchange under the symbol PZE. PennzEnergy Company continues under its new name as one of the largest U.S.-based independent oil and gas exploration and production companies.

    This booklet includes the notice of the annual meeting and the proxy statement, which contains information about the Board and its committees and personal information about each of the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

    It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided or call the toll-free telephone number printed on the proxy card before the meeting date.

    On behalf of the Board of Directors, thank you for your continued support.

/s/ Stephen D. Chesebro'                     /s/ James L. Pate

Stephen D. Chesebro'                         James L. Pate
President and Chief                          Chairman of the Board
Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS..................................................          1

PROXY STATEMENT...........................................................................          2

  I.       Election of Directors..........................................................          2

           Nominees.......................................................................          3

           Directors with Terms Expiring in 2000 and 2001.................................          4

           Board Organization and Meetings................................................          5

           Director Remuneration..........................................................          5

           Security Ownership of Directors and Officers...................................          6

           Compliance with Section 16(a) of the Exchange Act..............................          6

           Executive Compensation.........................................................          6

           Compensation Committee Interlocks and Insider Participation....................         12

           Report of Compensation Committee on Executive Compensation.....................         12

           Performance Graph..............................................................         15

  II.      Approval of Appointment of Independent Public Accountants......................         16

  III.     Amendment to the Restated Certificate of Incorporation.........................         16

  IV.      Other Business.................................................................         17

  Additional Information..................................................................         17

           Security Ownership of Certain Shareholders.....................................         17

           Shareholder Proposals for 2000 Meeting.........................................         17

           Advance Notice Required for Shareholder Nominations and Proposals..............         17

  Exhibit A--Proposed Amendment to the Company's Restated Certificate of Incorporation....         19

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 1999

TO THE SHAREHOLDERS OF
PENNZENERGY COMPANY:

    The annual meeting of shareholders of PennzEnergy Company will be held at the Crystal Ballroom at The Rice, 909 Texas Avenue, Houston, Texas, on Thursday, May 6, 1999 at 10:00 a.m., Houston time, for the following purposes:

     1. To elect three directors.

     2. To approve the appointment of Arthur Andersen LLP as independent public accountants for 1999.

     3. To consider and act upon a proposed amendment to the Company's Restated Certificate of Incorporation to reduce the maximum number of directors of the Company from thirteen to nine.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 19, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy, or vote by calling the toll-free telephone number printed on the enclosed proxy card, as soon as possible.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Linda L. Meagher
                                          Linda L. Meagher
                                          Corporate Secretary

March   , 1999
P.O. Box 4616 - 711 Louisiana Street
Houston, Texas 77210-4616

           [LOGO]
                              PENNZENERGY COMPANY
                              P.O. Box 4616 - 711 Louisiana Street
                              Houston, Texas 77210-4616
                              713/546-6000

PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to
shareholders beginning on or about March   , 1999. They are furnished in
connection with the solicitation by the Board of Directors of PennzEnergy Company (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company has retained Morrow & Co., Inc. to solicit proxies at a fee estimated not to exceed $7,500 plus reasonable expenses. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

    All duly executed proxies received prior to or at the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants, FOR approval of the amendment to the Company's Restated Certificate of Incorporation and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary an instrument revoking it, by delivering a duly executed proxy bearing a later date (including a telephone vote) or by appearing at the annual meeting and voting in person.

    As of March 19, 1999, the record date for determining shareholders entitled to vote at the annual meeting, the Company had outstanding and entitled to vote [47,846,542] shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of shareholders and to cumulative voting in the election of directors. The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. In cumulative voting for directors, each shareholder is entitled to a number of votes equal to the number of shares held multiplied by the number of directors to be elected; the shareholder may cast all such votes for a single director or may cast them for any or all of the nominees in any manner the shareholder chooses. Information regarding the vote required for approval of other particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

    The Annual Report to Shareholders, which includes financial statements of the Company for the year ended December 31, 1998, has been mailed to all shareholders. The Annual Report is not a part of the proxy solicitation material.

I.  ELECTION OF DIRECTORS

    Three directors are to be elected. The names of Robert A. Mosbacher, Jr., Terry L. Savage and Robert B. Weaver will be placed in nomination, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors is withheld. Mr. Mosbacher, Ms. Savage and Mr. Weaver are currently directors of the Company. The term of office for which these directors are to be elected will be a three-year term expiring on the date of the annual meeting in 2002 (or until their respective successors are duly elected and qualified).

    The persons named in the proxy may act with discretionary authority in the event of cumulative voting or if any nominee should become unavailable for election, although management is not currently aware of any circumstances likely to result in the exercise of discretionary authority with respect to cumulative voting. There are no conditions precedent to the exercise of cumulative voting. The proxies being solicited by the Board of Directors (the "Board") do not provide a means whereby express cumulative voting instructions can be given on the proxy. Accordingly, in order to vote cumulatively (other than through discretionary authority given pursuant to management's proxy), a shareholder would need to vote by ballot at the meeting. In accordance with the Company's By-laws, the three directors will be elected by a plurality of the votes cast.

    NOMINEES--The following summaries set forth information concerning the three nominees for election as directors at the meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------

                  ROBERT A. MOSBACHER, JR. is President of Mosbacher Energy
                  Company, Vice Chairman of Mosbacher Power Group and a board member of Chase Bank of Texas, N.A. Mr. Mosbacher was
 [PHOTO] appointed to the Board on December 30, 1998 and serves on the Executive Committee of the Board. He is 47 years of age and lives in Houston, Texas.

                  TERRY L. SAVAGE is the founder and president of Terry Savage
                  Productions, Ltd. Ms. Savage has been a member of the board of directors of McDonald's Corporation for more than the past five years. Ms. Savage has served as a director of the Company
 [PHOTO]          since September 1998 and is Chairman of the Compensation
                  Committee of the Board and serves on the Audit Committee of the Board. She is 54 years of age and lives in Chicago, Illinois.

                  ROBERT B. WEAVER served as an energy finance specialist of Chase Manhattan Bank, N.A., where he was in charge of its worldwide energy group from 1981 until his retirement in 1994.
 [PHOTO]          Mr. Weaver has served as a director of the Company since
                  September 1998 and is Chairman of the Audit Committee of the Board and serves on the Compensation Committee of the Board.
                  He is 60 years of age and lives in Darien, Connecticut.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BOARD'S NOMINEES, MR. MOSBACHER, MS. SAVAGE AND MR. WEAVER.

    DIRECTORS WITH TERMS EXPIRING IN 2000 AND 2001--The following summaries set forth information concerning the four directors of the Company whose present terms of office will continue until 2000 or 2001, including each director's age, position with the Company, if any, and business experience during the past five years.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------

                  STEPHEN D. CHESEBRO' is President and Chief Executive Officer of the Company. Mr. Chesebro' was Group Vice President - Oil and Gas from February 1997 to December 1997 and President and
                  Chief Operating Officer from December 1997 until December
                  1998, at which time he assumed his current title. Prior to
 [PHOTO]          joining the Company, Mr. Chesebro' was Chairman and Chief
                  Executive Officer of Tenneco Energy. Mr. Chesebro' serves on the Executive Committee of the Board. He is 57 years of age and lives in Houston, Texas. Mr. Chesebro's current term as a director expires in 2001.

                  HENRY R. HAMMAN has been President of Hamman Oil and Refining
                  Company, an independent, family-owned business involved in oil and gas exploration and production in the Louisiana and Texas
                  Gulf Coasts, South Texas, West Texas and Michigan, since 1965.
 [PHOTO] Mr. Hamman was appointed to the Board on December 30, 1998 and serves on the Compensation and Audit Committees of the Board.
                  He is 61 years of age and lives in Houston, Texas. Mr.
                  Hamman's current term as a director of the Company expires in 2000.

                  JAMES L. PATE was named Chairman of the Board of the Company in 1994. He was Chief Executive Officer of the Company from
                  1990 until December 1998 and was President from 1990 until December 1997. Mr. Pate has served as a director of the Company since 1989, and is Chairman of the Executive Committee
 [PHOTO]          of the Board. Mr. Pate is also Chairman of the Board and Chief
                  Executive Officer of Pennzoil-Quaker State Company and a director of Bowater Incorporated. He is 63 years of age and lives in Houston, Texas. Mr. Pate's current term as a director of the Company expires in 2000.

                  BRENT SCOWCROFT is President of the Scowcroft Group, Inc., a consulting firm that assists corporations engaged in international expansion and investment. Lieutenant General
                  Scowcroft served as Assistant to the President for National
                  Security Affairs to Presidents Ford and Bush from 1989 to
 [PHOTO] 1993. General Scowcroft has served as a director of the Company since 1993 and is a member of the Executive Committee of the Board. General Scowcroft is also a director of QUALCOMM
                  Incorporated. He is 74 years of age and lives in Bethesda, Maryland. Mr. Scowcroft's current term as a director of the Company expires in 2001.

    BOARD ORGANIZATION AND MEETINGS--The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company. The Audit Committee of the Board recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and conditional stock units under the Company's stock option plans, conditional stock award programs and incentive stock plan. The Board does not have a standing nominating committee.

    During 1998, the Board of Directors held seven meetings. During 1998, the Audit Committee met twice, and the Compensation Committee met four times. During 1998, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

    DIRECTOR REMUNERATION--Each director, other than an officer of the Company, receives a director's fee of $30,000 per annum for service on the Board of Directors and a committee fee of $2,000 per committee per annum for service on the Audit, Executive and Compensation Committees. Each such director also receives an additional fee of $1,000 for each Board, Executive Committee or other committee meeting attended. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings. In addition, Mr. Scowcroft received $100,000 in 1998 in remuneration for services as a director consulting on special international projects.

    SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS--The following table sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of March 19, 1999 (i) by the Board's nominees for director, by each continuing director, by the chief executive officer and by the other most highly compensated individuals and (ii) by all the foregoing and other current named persons of the Company as a group.

                                                                               SHARES OF COMMON STOCK   PERCENTAGE
NAME                                                                           BENEFICIALLY OWNED (1)    OF CLASS
-----------------------------------------------------------------------------  -----------------------  -----------
Stephen D. Chesebro'.........................................................            97,457              *
William S. Davis.............................................................            10,750              *
Donald A. Frederick..........................................................            36,647              *
Henry R. Hamman..............................................................             4,500              *
Gary J. Mabie................................................................             6,050              *
Robert A. Mosbacher, Jr......................................................                 0              *
Michael A. Osborne...........................................................            56,037              *
James L. Pate................................................................           450,857              *
Terry L. Savage..............................................................             2,000              *
Brent Scowcroft..............................................................             3,500              *
William A. Van Wie...........................................................            11,236              *
Robert B. Weaver.............................................................               500              *
All of the above and all other current named
  persons as a group (16 persons)............................................           729,429               1.52%

------------

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Securities owned by certain family members are included in the foregoing table even in certain instances where the possession or sharing of voting or dispositive power is not acknowledged. The table also includes shares subject to stock options exercisable within 60 days (72,550 for Mr. Chesebro', 9,000 for Mr. Davis, 30,400 for Mr. Frederick, 2,700 for Mr. Mabie, 49,930 for Mr. Osborne, 389,700 for Mr. Pate, 6,200 for Mr. Van Wie, and 604,616 for all the above and all other current named persons as a group).

*   Less than 1%

    COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT--Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and periodic reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1998 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

    EXECUTIVE COMPENSATION--Set forth below is information for 1998 for the Company's current Chief Executive Officer (the "CEO") and the eight other most highly compensated individuals for 1998 (together with the CEO, the "named persons"). In certain instances referenced in the notes below, included in the table are officers of the Company serving until the December 30, 1998 spin-off of the Company's marketing, manufacturing and fast oil change businesses.

    SUMMARY COMPENSATION TABLE. The summary compensation table set forth below contains information regarding the compensation of each of the named persons for services rendered in all capacities during 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         ----------------------------------
                                                                                 AWARDS
                                               ANNUAL COMPENSATION       -----------------------
                                           ----------------------------               SECURITIES
                                                                OTHER                 UNDERLYING
                                                                ANNUAL   RESTRICTED    OPTIONS/    PAYOUTS   ALL OTHER
                                                               COMPEN-     STOCK         SARS      --------   COMPEN-
             NAME AND                                           SATION     AWARDS      (SHARES)      LTIP      SATION
        PRINCIPAL POSITION           YEAR   SALARY    BONUS      (1)        (2)          (3)       PAYOUTS      (4)
-----------------------------------  ----  --------  --------  --------  ----------   ----------   --------  ----------
Stephen D. Chesebro'                 1998  $555,700  $      0  $ 87,300   $307,300       4,300     $  --     $   63,400
  President and Chief                1997   434,600   424,200    90,200    565,000      68,250        --          2,700
  Executive Officer                  1996     --        --        --        --           --           --             --

David P. Alderson II (5)             1998  $300,700  $      0  $ 83,100   $ 80,800       5,200     $  --     $   45,200
  Group Vice President--             1997   284,600   315,600    61,200     62,200       5,200       78,000      31,000
  Finance & Accounting               1996   265,000   200,000    61,600     80,300      18,500        --         19,000

William S. Davis                     1998  $240,800  $      0  $  --      $113,600       9,000     $  --     $    1,500
  Senior Vice President and          1997     --        --        --        --           --           --             --
  General Manager,                   1996     --        --        --        --           --           --             --
  International

Donald A. Frederick                  1998  $363,700  $      0  $ 83,100   $141,600       2,100     $  --     $   17,200
  Executive Vice President           1997   252,700   245,400    83,300    113,000      28,300        --          1,600
                                     1996     --        --        --        --           --           --             --

Gary J. Mabie                        1998  $231,600  $      0  $ 23,700   $ 42,100       2,700     $  --     $    1,900
  Senior Vice President and          1997    28,600         0     3,100     --           --           --            200
  General Manager,                   1996     --        --        --        --           --           --             --
  Onshore

Michael A. Osborne (6)               1998  $268,600  $      0  $  --      $ 48,400       3,100     $  --     $  799,300
  Senior Vice President,             1997   257,800   157,800     --        40,700       3,360        --      1,310,500
  Planning and Business              1996   246,900   142,000     --        54,900      12,000        --         16,900
  Development

James L. Pate (5)                    1998  $807,200  $      0  $157,700   $409,200      26,500     $  --     $  130,600
  Chairman of the Board              1997   761,200   757,300   183,000    358,800      30,000      368,100      98,900
                                     1996   708,500   739,500   190,900    401,400     100,000        --         52,900

James W. Shaddix (5)                 1998  $300,700  $      0  $ 95,900   $ 80,800       5,200     $  --     $   45,300
  General Counsel                    1997   284,600   315,600    61,200     62,200       5,200       78,000      31,100
                                     1996   266,400   200,000    61,600     80,300      18,500        --         19,100

William A. Van Wie                   1998  $257,300  $      0  $  --      $ 48,100       3,200     $  --     $    4,500
  Senior Vice President              1997    68,300   102,200     --        56,500       3,000        --            500
  and General Manager,               1996    54,000         0     --        --           --           --          3,000
  Offshore

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) Amounts shown for 1998 include aircraft usage costs of $69,800 for Mr. Pate; a perquisite allowance of $59,400 for Messrs. Chesebro', Alderson, Frederick, Pate, and Shaddix, and excess medical coverage of $25,200 for Mr. Chesebro', $23,700 for Messrs. Alderson, Davis, Frederick, Mabie, Osborne, Pate, Shaddix, and Van Wie. Amounts shown for 1997 include aircraft usage costs of $98,900 for Mr. Pate; a perquisite allowance of $63,500 for Mr. Chesebro', $42,400 for Messrs. Alderson and Shaddix, $66,100 for Mr. Frederick and $59,400 for Mr. Pate; and excess medical coverage of $18,600 for Mr. Chesebro', $18,800 for Messrs. Alderson, Pate and Shaddix, $17,200 for Mr. Frederick and $3,100 for Mr. Mabie. Amounts shown for 1996 include aircraft usage costs of $108,800 for Mr. Pate; a perquisite allowance of $42,400 for Messrs. Alderson and Shaddix and $59,400 for Mr. Pate; and excess medical coverage of $19,200 for Messrs. Alderson, Pate and Shaddix. Excludes perquisites and other benefits where the aggregate amounts thereof do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named person.

(2) Amounts shown under Restricted Stock Awards are the aggregate market value on January 1 of the year indicated of shares of Common Stock underlying common stock units awarded on such date under the Company's Conditional Stock Award Programs. Each common stock unit awarded is to be distributed in the form of a share of Common Stock at the end of a five-year period. Units are vested but will be paid out according to a pre-arranged schedule, provided certain conditions as to continued employment are met. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of Common Stock.

(3) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(4) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 1998 under the Company's Savings and Investment Plan and related supplemental agreements ($60,200 for Mr. Chesebro', $43,500 for Mr. Alderson, $15,100 for Mr. Frederick, $600 for Mr. Mabie, $26,700 for Mr. Osborne, $126,000 for Mr. Pate, $43,600 for Mr. Shaddix and $3,000 for Mr. Van Wie,) and (ii) amounts paid by the Company in 1998 for certain premiums on term life insurance ($3,200 for Mr. Chesebro', $1,700 for Mr. Alderson, $1,500 for Mr. Davis, $2,100 for Mr. Frederick, $1,300 for Mr. Mabie, $1,500 for Mr. Osborne, $4,600 for Mr. Pate, $1,700 for Mr. Shaddix, and $1,500 for Mr. Van Wie).

(5) In addition to serving as Chairman of the Board, which office Mr. Pate will continue to hold, Mr. Pate served as Chief Executive Officer of the Company until December 30, 1998. Messrs. Alderson and Shaddix served as executive officers of the Company until December 30, 1998.

(6) In 1991, the Company established the Oil and Gas Performance Incentive Plan to provide incentives and corresponding rewards to members of the oil and gas senior management team (which included Mr. Osborne) for improvements beginning in December 1991 in cash flow and asset values of the Company's oil and gas segment over the five-year term of the plan. Upon expiration of the plan, the cash awards were disbursed by reference to a formula applicable to oil and gas operations that equally weights improvements in cash flow and improvements in a measured oil and gas reserve value, adjusted for increases in receivable/payables balances and debt. Mr. Osborne is the only current named person who participated in this plan. In 1998, Mr. Osborne received $771,100; in 1997, he received $1,285,100.

    OPTION/SAR GRANTS. Shown below is further information on grants of stock options during 1998 to the named persons reflected in the Summary Compensation Table on page 7.

                           OPTION/SAR GRANTS IN 1998

                                                        INDIVIDUAL GRANTS
                                     --------------------------------------------------------
                                        NUMBER OF       PERCENT OF
                                       SECURITIES         TOTAL
                                       UNDERLYING      OPTIONS/SARS
                                      OPTIONS/SARS      GRANTED TO     EXERCISE                   GRANT
                                     GRANTED IN 1998    EMPLOYEES     PRICE (PER   EXPIRATION     DATE
                                      (SHARES) (1)       IN 1998      SHARE) (2)      DATE      VALUE (3)
                                     ---------------   ------------   ----------   ----------   ---------
Stephen D. Chesebro'...............       4,300            0.6%        $ 33.2189    3/31/2008   $  60,800
David P. Alderson II...............       5,200            0.7%        $ 33.2189    3/31/2008   $  73,600
William S. Davis...................       3,000            0.4%        $ 33.2189    3/31/2008   $  42,400
                                          6,000            0.8%        $ 33.4597    1/16/2008   $  67,200
Donald A. Frederick................       2,100            0.3%        $ 33.2189    3/31/2008   $  29,700
Gary J. Mabie......................       2,700            0.4%        $ 33.2189    3/31/2008   $  38,200
Michael A. Osborne.................       3,100            0.4%        $ 33.2189    3/31/2008   $  43,800
James L. Pate......................      26,500            3.6%        $ 33.2189    3/31/2008   $ 374,800
James W. Shaddix...................       5,200            0.7%        $ 33.2189    3/31/2008   $  73,600
William A. Van Wie.................       3,200            0.4%        $ 33.2189    3/31/2008   $  45,300

------------

(1) All of the above options were granted on March 31, 1998, except for options relating to 6,000 shares granted to Mr. Davis on January 16, 1998, and are 100% vested. Such options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights. All of the above options were granted pursuant to the Company's 1997 Incentive Plan except for Mr. Davis who was also granted options pursuant to the Company's 1992 Stock Option Plan.

(2) The original option exercise prices ($65.125 and $64.6563) are 100% of the average of the high and low trading prices of the Common Stock on the New York Stock Exchange on the date of grants (January 16, 1998 and March 31,
    1998) and may be paid in cash or previously owned shares of Common Stock. The adjusted prices are 51.3776% of the original price which is a 3 day average of the high and low trading prices of Common Stock on the New York Stock Exchange for January 4, 5, and 6, 1999. The exercise prices were adjusted as a result of the Company's restructuring.

(3) Based on the Black-Scholes option pricing model adapted for use in valuating executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on a three-year historical volatility of month-end Common Stock prices (28.9% for March and January), a risk-free rate of return based on a 10-year zero-coupon U.S. Treasury rate at the time of grant (5.8% for March and 6.3% for January), the prior dividend rate on the Common Stock ($1 per year), an option exercise period of 10 years (with the exercise occurring at the end of such period) and no adjustment for the risk of forfeiture over the three-year vesting period.

    OPTION EXERCISES AND 1998 YEAR-END OPTION/SAR HOLDINGS. Shown below is information with respect to unexercised options to purchase Common Stock granted in 1998 and prior years to the named persons and held by them at December 31, 1998. None of the named persons exercised options or tandem stock appreciation rights in 1998.

                       YEAR-END 1998 OPTION/SAR HOLDINGS

                                 NUMBER OF SECURITIES
                                UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                   OPTIONS HELD AT                "IN-THE-MONEY" OPTIONS AT
                                  DECEMBER 31, 1998                 DECEMBER 31, 1998 (1)
                           --------------------------------   ---------------------------------
                           EXERCISABLE   UNEXERCISABLE (2)    EXERCISABLE    UNEXERCISABLE (2)
                           -----------   ------------------   ------------   ------------------
Stephen D. Chesebro'.....     72,550              0                 0                 0
David P. Alderson II.....     80,800              0                 0                 0
William S. Davis.........      9,000              0                 0                 0
Donald A. Frederick......     30,400              0                 0                 0
Gary J. Mabie............      2,700              0                 0                 0
Michael A. Osborne.......     49,930              0                 0                 0
James L. Pate............    389,700              0                 0                 0
James W. Shaddix.........     82,390              0                 0                 0
William A. Van Wie.......      6,200              0                 0                 0

---------

(1) The excess, if any, of the closing price of Common Stock on December 31, 1998 ($16.313) over the option exercise price.

(2) All of the options become immediately exercisable upon a change in control of the Company.

    RETIREMENT PLAN AND SUPPLEMENTAL AGREEMENTS. The Company has a tax-qualified retirement plan applicable to salaried employees generally. The retirement plan generally provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his 1997 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the maximum amounts payable. The Company has agreements with all of the named persons to supplement their benefits under the tax-qualified retirement plan in the event and to the extent the aforesaid limitations on annual benefits and compensation mandated by ERISA reduce the retirement benefits that otherwise would be payable under such plan. The Company also has a deferred compensation agreement with Mr. Chesebro' designed to bring his total annual retirement benefits from all sources (including Social Security and benefits from prior employers) to 57% of his annual salary rate at retirement. This percentage is comparable to the proportion that retirement benefits provided by the Company's regular retirement plan (and Social Security) for the majority of the Company's employees bear to renumeration at the time of retirement. In addition, the deferred compensation agreement provides for continuation of medical expense reimbursement plan coverage for the participant, his spouse and dependents. Based on salaries as of December 31, 1998, estimated annual benefits payable upon retirement at normal retirement age (65) from all
sources would be $      for Mr. Chesebro', $      for Mr. Davis, $      for Mr.
Frederick, $      for Mr. Mabie, $      for Mr. Osborne and $      for Mr. Van
Wie.

    TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND OTHER AGREEMENTS. The Company maintains an Executive Severance Plan for selected employees providing for severance benefits upon a termination of employment for reasons other than cause within two years after a change in control of the Company. Benefits are payable only in the event there occurs each of (i) a change in control of the

Company, (ii) a designation by the Board of Directors and the Compensation Committee that the employee is likely to be adversely affected by the change in control and (iii) a subsequent termination of employment within two years for reasons other than cause. Benefits are prorated if the employee is within three years of normal retirement age (65) at termination of employment. All of the named persons are participants in the plan. Such severance benefits generally include a payment of up to three times a participant's annual salary and incentive bonus and continuation of life insurance and medical coverage for one year following termination of employment.

    Many of the Company's executive compensation programs were established before provisions of the Internal Revenue Code of 1986, as amended (the "Code"), imposed punitive taxes upon, in some cases, virtually all of the payments or benefits that retiring or departing executives receive from the Company. If the Company's executive compensation arrangements were settled upon a change in control of the Company, such punitive excise taxes would be imposed in every case. The Company has designed its programs with a view to providing these payments and benefits taking into account prevailing tax rates, and the imposition of substantial unanticipated taxes upon the employees is inconsistent with that planning.

    To prevent benefits provided to the Company's executives under its various compensation arrangements from being reduced by reason of excise taxes imposed on such benefits under the Code, the Company has entered into Tax Protection Agreements with all of its executives. Such Tax Protection Agreements provide that, if there is a change in control of the Company and if any payment or distribution to or for the benefit of an eligible executive employee would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such employee with respect to such excise tax, such employee will be entitled to receive an additional payment that, taking into account all taxes imposed on the payment, would place the employee in the same position with respect to taxes on the Company's compensation or benefits had such excise taxes not been imposed.

    The Company has agreements with all the named persons that provide for the acceleration of benefits in the event of the occurrence, as determined by the Board of Directors, of a change in control of the Company that has a reasonable likelihood of causing the forfeiture of benefits that such persons otherwise would have earned by depriving them of the opportunity to fulfill applicable service and age prerequisites. The agreements provide that the covered persons would receive, in the event of such a change in control but without regard to any termination of employment, cash payments equal to the appreciated value of all unvested, nonqualified stock options. The agreements also provide, in the event of termination of employment of a covered employee within six months following such a change in control, (a) for cash payments generally equal to the unvested amounts under the Company's Savings and Investment Plan (as well as the agreements providing for reimbursement of benefits that would be payable under such Plan but for limitations imposed by ERISA) forfeitable on the date of termination of employment, (b) for continuation of life insurance coverage and, in certain instances, medical expense, coverage for one year, (c) for cash payments equal to the discounted value of benefits otherwise payable under the deferred compensation agreement referred to above under "--Retirement Plan and Supplemental Agreements," based on an assumed continuation of employment until age 65 and actuarially determined life expectancies and (d) in certain instances, for cash payments in settlement of long-term medical benefits otherwise payable, and (e) for cash payments equal to the discounted value of benefits otherwise payable under a supplemental disability plan and a salary continuation plan. Deferred compensation agreements and certain supplemental benefit agreements under which payments are currently being made have been supplemented by the Company to provide, upon a change in control of the Company, for the cash-out of retirement, spouse and medical benefits. In addition, the Company's conditional stock award programs provide for acceleration of benefits upon a change in control. Furthermore, upon a change of control, benefits under the Company's Long-Term Incentive Plans will be paid out immediately as if such plans had reached the end of their terms and the target goals had been achieved. The dollar amounts that would be payable under the agreements and plan described in this and the preceding paragraph and the other plans providing payments triggered by a change in control, exclusive of amounts attributable to benefits already vested, would be (as of December 31, 1998)
$      for Mr. Chesebro', $      for Mr. Davis, $      for Mr. Frederick,
$      for Mr. Mabie, $      for Mr. Osborne and $      for Mr. Van Wie. In
addition, a change in control would result in the accelerated payment of benefits already earned and vested over a period of years in the amounts of
$      for Mr. Chesebro', $      for Mr. Davis, $      for Mr. Frederick,
$      for Mr. Mabie, $      for Mr. Osborne, and $      for Mr. Van Wie.

    OTHER MATTERS. In 1977, the Board of Directors formally adopted and confirmed a policy relating to the use of Company facilities. In certain circumstances, the policy requires use by officers of Company facilities in order to increase the time available for performance of Company business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, the Company imputes income to employees of the Company for federal income tax purposes with respect to their use of Company facilities when and to the extent required by the regulations. When the policies and procedures adopted by the Board have been duly observed, it is contemplated that the Company will hold employees harmless from any tax (including penalties and interest) sought to be imposed on a basis in excess of the amount of income imputed by the Company as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION--The members of the Compensation Committee of the Board are Ms. Savage and Messrs. Hamman and Weaver, all of whom are nonemployee directors.

    REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    OVERVIEW. Until December 1998, the members of the Compensation Committee of the Board were Ernest H. Cockrell (Chair), Harry H. Cullen and Alfonso Fanjul, none of whom are currently directors of the Company. The current members of the Compensation Committee have served on the Committee since December 30, 1998. Actions taken by the Committee with respect to 1998 compensation were taken prior to December 30, 1998.

    The Compensation Committee, as currently constituted and consisting of the undersigned, has met in 1999 and reviewed the decisions of the former members of the Compensation Committee with regard to compensation philosophy and levels for top management. In addition, the Compensation Committee has approved an annual incentive plan for 1999 that is performance driven and will reward business success. It reflects both quantitative and qualitative performance factors and is designed to motivate and reward performance in key areas such as production volume, cost management, cash flow and reserve replacement. As in 1998, the committee has set a minimum threshold level of corporate performance that must be met before any annual incentive awards will be paid.

    1998 COMPENSATION PHILOSOPHY. The Company's executive compensation program has been designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. To this end, the Company's executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    Base salary, annual incentives, long-term incentives and executive benefits are the elements of compensation provided to the Company's executives. The Compensation Committee's philosophy is to place more emphasis on variable performance-based incentive pay and less emphasis on base salary because the primary compensation program objective is to reward executives for maximizing long-term returns to shareholders. The Compensation Committee determines appropriate levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparative organizations and compensation consultants. The proxy statement analyses on pay levels generally use the group of companies shown as industry peer companies in the Company's total shareholder return performance graphs ("peer group"). However, the Compensation Committee also considers proxy data for other energy companies. The data drawn from compensation surveys are for energy and general industry companies that are comparable to the Company. The Company's peer group for 1999 will be changed to better reflect the company's exploration and production business.

    BASE SALARY PROGRAM. The Company's base salary program is based on a philosophy of providing salaries that are equivalent with the market median for comparable companies. In aggregate, the Company's executive salaries are consistent with this philosophy. Base salary levels are also based on each individual employee's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries are reviewed annually based on a variety of factors, including individual performance, company performance, general levels of market salary increases and the Company's overall financial results. Individual performance assessment is subjective; the Compensation Committee considers earnings levels, progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. No specific performance formula or weighting of these or other factors is used in determining base salary levels. For the period January 1 to December 30, Mr. Pate's salary as CEO was increased from $775,000 to $821,500 based on median market salaries for companies in the peer group and on the performance indicators described above.

    ANNUAL INCENTIVE PLAN.  The Company's annual incentive plan is intended to
(1) reward key employees based on company, business unit and individual performance, (2) motivate key employees and (3) provide appropriate cash compensation opportunities to plan participants. Under the plan, target award opportunities, which are based at the market 55th percentile, vary by individual position and are expressed as a percent of base salary. The amount that a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

    For 1998, the annual incentive plan was structured so that the Company had to achieve a minimum level of net income in order for incentives to be paid under the plan. Because this performance threshold was not achieved in 1998, no annual incentive awards were paid to corporate officers under this plan. No annual incentive was paid to Mr. Pate, because the net income threshold was not achieved.

    LONG-TERM INCENTIVE PLANS. The Company has several types of long-term incentive awards intended to achieve various objectives. Stock options are the primary long-term incentive award used by the Company and are granted at 100% of fair market value at the date of grant. Stock options are intended to award executives for appreciation in the market value of the Company's Common Stock. Conditional stock grants are also used and are made to increase executive share ownership levels and reward executives for maintaining and enhancing the Company's total shareholder return. In addition, the Company has a long-term performance plan, which rewards participants for improving the Company's total shareholder return relative to the peer group. Awards under this plan are paid (if earned) after the completion of the three-year performance cycles. The total award level under the aggregate of incentive awards is targeted at the market 55th percentile.

    In March 1998, the CEO (Mr. Pate) received stock options for 26,500 shares of common stock and 6,125 shares of conditional stock. Mr. Pate did not earn a payment under the Company's long-term performance plan because threshold performance was not achieved. The total value of the stock option and conditional stock awards provided to the CEO in March 1998 (when considered together with the actual payout of the long-term performance plan) placed the CEO's total long-term incentives below the market 50th percentile.

    In addition to the normal stock option and conditional stock awards made in March 1998, in December 1998 the Compensation Committee approved 1999 stock option awards for employees of the Company. These grants were generally made at or below the market 55th percentile level. Mr. Chesebro's award was 67,690 stock options.

    OTHER PLANS AND BENEFITS. The Company's executives participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverage), or are independent of salary levels (such as the perquisite allowances and medical coverage). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in Common Stock).

    SECTION 162(M). The Company's incentive plans provide for stock option grants, annual incentive plan awards and long-term performance plan awards, each of which can be qualified as performance-based compensation under Section 162(m) of the Code. Whether one or more awards made under these incentive plans are qualified as performance-based components is in the discretion of the Company and the Compensation Committee. Currently, some of the awards under the incentive plans are not qualified under Section 162(m), and the Compensation Committee may determine to grant awards in the future that are not so qualified.

    This report is furnished by the Compensation Committee of the Board of Directors.

                                                        Terry L. Savage, Chair
                                                        Henry R. Hamman
                                                        Robert B. Weaver

February 17, 1999

    PERFORMANCE GRAPH

    FIVE YEARS ENDED DECEMBER 31, 1998. The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Oil-Integrated Domestic Index, the Standard & Poor's SuperComposite 1500 Index and the Standard & Poor's SuperComposite Oil & Gas (Exploration & Production) Index for the last five years. This is the first year that the Company has compared its stock performance to the S&P SuperComposite 1500 Index and the S&P SuperComposite Oil & Gas (Exploration & Production) Index. The Company intends to use these indices in future years and believes that these indices will allow a more accurate comparison of the stock performance of the independent exploration and production business of PennzEnergy Company after its restructuring to the stock performance of its peer companies. In compliance with SEC rules, the Company is also comparing its stock performance to the S&P Oil-Integrated Domestic Index which it has used in past years when Pennzoil was an integrated upstream (exploration and production) and downstream (products and marketing) company, and to the S&P 500, which included Pennzoil Company until it was restructured. The graph assumes that the value of the investment in the Common Stock or in each index was $100 at December 31, 1993 and that all dividends were reinvested, including the Company's dividend to shareholders of Pennzoil-Quaker State Company common stock on December 30, 1998. For the purposes of this chart, that dividend is treated as a non-taxable cash dividend that would have been converted to additional PennzEnergy Company shares at the close of business on December 30, 1998.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                         12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
PennzEnergy Company (1)                                     100.00      88.29      89.22     121.19     145.18      74.52
S&P 500                                                     100.00     101.28     138.79     170.11     226.18     289.98
S&P Oil-Integrated Domestic                                 100.00     107.07     119.06     149.72     177.25     143.80
S&P SuperComposite 1500                                     100.00     100.63     137.36     168.13     223.46     282.35
S&P SuperComposite Oil & Gas (Exploration & Production)     100.00      90.98     109.33     151.93     138.31      84.80

---------

(1) PennzEnergy Company Common Stock traded under the ticker symbol PZL until December 30, 1998.

II.  APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1999. This firm has acted as independent public accountants for the Company for many years. Representatives of Arthur Andersen LLP will attend the annual meeting and will be available to respond to questions which may be asked by shareholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

    In accordance with the Company's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

III.  AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

    GENERAL. The Board of Directors recommends adoption of an amendment to the Company's Restated Certificate of Incorporation (Charter) to reduce the authorized maximum number of directors from thirteen to nine. The Company's charter currently provides that the number of directors of the Company shall be not less than three nor more than thirteen, with the exact number of directors to be fixed within those limits from time to time in the By-laws of the Company. The proposed amendment reduces the potential maximum size of the Board, but does not affect its current size or composition. Set forth below is a brief summary of the proposed amendment unanimously approved by the Board of Directors, which is qualified in its entirety by reference to the provisions of the proposed amendment to the charter set forth in Exhibit A on page 19.

    BACKGROUND, PURPOSES AND EFFECTS. The number of directors serving on the Company's Board of Directors was reduced from eleven members in connection with the spin-off by the Company to its shareholders in December 1998 of the Company's marketing, manufacturing and fast oil change business. Six former non-employee directors of the Company have become directors of Pennzoil-Quaker State Company and no longer serve on the Company's Board. As a result, the Company currently has a seven-member Board of Directors. The reduction in the maximum number of directors to nine does not affect the current size or composition of the Board.

    The Board believes that reducing the maximum size of the Board of Directors to nine is appropriate because a smaller Board permits ease of communication and responsiveness and greater participation by the Board in the direction of the Company, permits the Board to act as a cohesive group and enhances the overall efficiency and effectiveness of the Board.

    VOTE REQUIRED. In accordance with Delaware law, the proposed amendment requires approval of the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will have the same effect as votes cast against approval of the amendment. Upon approval, the proposed amendment to the charter will become effective when filed with the Secretary of State of the State of Delaware.

    The persons named in the accompanying form of proxy will, unless shareholders specify otherwise, vote such proxies for approval of the amendment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

IV.  OTHER BUSINESS

    Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

    SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS--The following table sets forth information as to persons known to possess voting or dispositive power over more than 5% of the Company's outstanding Common Stock.

TITLE OF                                                     NAME AND ADDRESS               NUMBER    PERCENTAGE
CLASS                                                      OF BENEFICIAL OWNER            OF SHARES    OF CLASS
------------------------------------------------  --------------------------------------  ----------  -----------
Common Stock....................................  State Farm Mutual                        3,746,698        7.8%
                                                  Automobile Insurance Company
                                                  One State Farm Plaza
                                                  Bloomington, IL 61710

Common Stock....................................  Sasco Capital                            2,614,400        5.4%
                                                  10 Sasco Hill Road
                                                  Fairfield, CT 06430

    The information in the foregoing table regarding State Farm Mutual Automobile Insurance Company ("State Farm") is based on a filing made with the SEC reflecting ownership of Common Stock as of February 22, 1999. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole voting and dispositive power for 3,746,698 shares of Common Stock by State Farm and related entities.

    The information in the foregoing table regarding Sasco Capital is based on a filing made with the SEC reflecting ownership of Common Stock as of February 22, 1999. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole voting and dispositive power for 2,614,400 shares of Common Stock by Sasco Capital.

    SHAREHOLDER PROPOSALS FOR NEXT YEAR'S MEETING--In order to be included in the Company's proxy material for its 2000 annual meeting of shareholders, eligible proposals of shareholders intended to be presented at the annual meeting must be received by the Company on or before November 30, 1999 directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement, and must comply with the Advance Notice requirements set forth below.

    ADVANCE NOTICE REQUIRED FOR SHAREHOLDER NOMINATIONS AND PROPOSALS--The By-laws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth for each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company owned beneficially or of record by such person and (d) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected. The shareholder giving the notice must also include the name and address, as they appear on the Company's books, of such shareholder and number of shares of each class or series of capital stock of the Company that are then owned beneficially or of record by such shareholder.

    In the case of other proposals by shareholders at an annual meeting, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth, among other things, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class or series and number of shares of the capital stock of the Company owned beneficially or of record by the shareholder on the date of such notice and (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of the shareholder in such business. A copy of the By-laws of the Company setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James L. Pate

                                          James L. Pate
                                          CHAIRMAN OF THE BOARD

March   , 1999

                                                                       EXHIBIT A

                           PROPOSED AMENDMENT TO THE
                COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

    The first sentence of Section 2 of Article FIFTH of the Company's current Restated Certificate of Incorporation is hereby deleted in its entirety and the following sentence substituted therefore:

           The number of Directors which shall constitute the whole Board of Directors of the corporation shall be not less than 3 nor more than 9 as specified from time to time in the By-laws of the corporation, except in the case of an increase in the number of Directors by reason of any default provisions contained in Article FOURTH.

                                 PENNZENERGY
                                   COMPANY


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, ANNUAL MEETING OF
         SHAREHOLDERS TO BE HELD THURSDAY, MAY 6, 1999.


The undersigned hereby appoints John B. Chapman, Linda L. Meagher and Bruce
K. Misamore, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 1999 annual meeting of shareholders of PennzEnergy Company, and any adjournments or postponements thereof. In their discretion, the proxies may vote cumulatively for the election of directors (other than any for whom authority to vote is withheld below) and upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE (ITEM 1), FOR APPROVAL OF AUDITORS (ITEM 2), FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION (ITEM 3), AND
ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.


PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF Y0U WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

             CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE
------------------------------------------------------------------------------
                         - FOLD AND DETACH HERE -




                             PENNZENERGY
                               COMPANY



                1999 Annual Meeting of Shareholders
                             May 6, 1999





                        The Crystal Ballroom
                              The Rice
                          909 Texas Avenue
                         Houston, Texas 77002



         Registration and seating of shareholders begins at 9:30 a.m.
                       Meeting begins at 10:00 a.m.
       Cameras and recording devices will not be allowed in the meeting.

                YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   THAT YOU VOTE FOR PROPOSALS 1, 2, AND 3

-------------------------------------------------------------------------------
/  /       To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy.
                        (No additional vote necessary.)
-------------------------------------------------------------------------------

PLEASE MARK
YOUR VOTES AS      / X /
INDICATED IN
THIS EXAMPLE

1. ELECTION OF DIRECTORS: Nominees are 01 Robert A. Mosbacher, Jr., 02 Terry L. Savage and 03 Robert B. Weaver. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
    NOMINEE'S NAME ABOVE.

    /  / FOR all nominees (except as         /  / WITHHOLD authority to vote
         marked to the contrary above)            for all nominees


                                                          FOR  AGAINST  ABSTAIN
2.  APPROVAL OF AUDITORS: To approve Arthur Andersen LLP  / /    / /      / /
    as independent Public accountants.

3.  APPROVAL OF AMENDMENT to the Company's Restated
    Certificate of Incorporation to reduce the maximum    / /    / /     / /
    number of directors from thirteen to nine.

   NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized person. If a partnership please sign in partnership name by authorized persons.

   SIGNATURE_____________________________________________________

   TITLE____________________________ DATE _________________, 1999

   SIGNATURE____________________________________________________

   TITLE____________________________ DATE _________________, 1999



------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

                               VOTE BY TELEPHONE

                         QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- YOU WILL BE ASKED TO ENTER A CONTROL NUMBER WHICH IS LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.
------------------------------------------------------------------------------
OPTION #1: To vote as the Board of Directors recommends on all proposals:
Press 1
------------------------------------------------------------------------------
          WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
------------------------------------------------------------------------------
OPTION #2: If you choose to vote on each proposal separately, Press 0. You will hear these instructions:
------------------------------------------------------------------------------
    Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions. Proposals 2 and 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, please confirm your vote by pressing 1.
------------------------------------------------------------------------------
Please do not Return the above Proxy Card IF VOTED By Phone
------------------------------------------------------------------------------

                                                    --------------------------
                                                         CONTROL NUMBER
CALL ** TOLL FREE ** ON A TOUCH-TONE TELEPHONE        FOR TELEPHONE VOTING
              XXXXXXXX  - ANYTIME
   THERE IS NO CHARGE TO YOU FOR THIS CALL.

                                                    --------------------------